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                                                                      EXHIBIT 11

                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

in thousands, except share and per share data                                1998           1997         1996
---------------------------------------------------------------------    -----------     ----------   ----------
BASIC EARNINGS PER SHARE:
   Net income (loss) ................................................    $      (217)    $      744   $    2,071
                                                                         ===========     ==========   ==========
   Weighted average common shares outstanding .......................      6,186,469      5,805,936    4,990,215
                                                                         ===========     ==========   ==========
   Basic net income (loss) per common share .........................    $     (0.04)    $     0.13   $     0.42
                                                                         ===========     ==========   ==========
DILUTED EARNINGS PER SHARE:
   Net income (loss) ................................................    $      (217)    $      744   $    2,071
                                                                         ===========     ==========   ==========
   Weighted average common shares outstanding .......................      6,186,469      5,805,936    4,990,215
   Effect of stock options and warrants .............................           --           61,817       79,813
                                                                         -----------     ----------   ----------
     Weighted average common and common equivalent shares outstanding
                                                                           6,186,469      5,867,753    5,070,028
                                                                         ===========     ==========   ==========
   Diluted net income (loss) per common share .......................    $     (0.04)    $     0.13   $     0.41
                                                                         ===========     ==========   ==========